QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 23, 2002
(Date of Report; Date of Earliest Event Reported)

American Residential Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-13485	33-0741174
(Commission File Number)	(IRS Employer Identification No.)
10421 Wateridge Circle, Suite 250, San Diego, California	92121
(address of principal executive offices)	(Zip Code)

(858) 909-1200
(Registrant's telephone number, including area code)

Item 4. Changes in Certifying Accountants

        On April 15, 2002, American Residential Investment Trust, Inc. (the "Company") dismissed KPMG LLP, the Company's independent auditors. During the Company's two most recent fiscal years and the subsequent interim periods up to the date of termination, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report. KPMG LLP's report on the Company's financial statements for each period for which KPMG LLP performed an audit of the Company's financial statements contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company. The Company has requested KPMG LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 23, 2002 is filed as Exhibit 16.1 to this Form 8-K.

        On April 15, 2002, the Company engaged PricewaterhouseCoopers LLP to act as its independent auditors to audit the Company's consolidated financial statements. The Company did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements during the Company's two most recent fiscal years or during the subsequent interim periods.

Item 7. Exhibits.

  (a)
  Financial statements of business acquired.

          Not applicable.

  (b)
  Pro forma financial information.

          Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Residential Investment Trust, Inc.

Date: April 23, 2002	By:	/s/ JUDITH A. BERRY Judith A. Berry Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from KPMG LLP

QuickLinks

FORM 8-K/A
Item 4. Changes in Certifying Accountants
Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX